                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Ionics, Incorporated
                (Name of Registrant as Specified In Its Charter)


      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:
--------------------------------------------------------------------------------

                         [IONICS, INCORPORATED LOGO]

                             IONICS, INCORPORATED
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 8, 1997

To the Stockholders of
  Ionics, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Ionics, Incorporated (the "Corporation" or the "Company") will be held in the auditorium of The First National Bank of Boston Building, 100 Federal Street, Boston, Massachusetts, on Thursday, May 8, 1997 at 2:00 P.M. for the following purposes:

        1. To elect four Class II Directors of the Corporation, each to serve for a three-year term or until a successor is elected or qualified.

        2. To approve and adopt the Ionics, Incorporated 1997 Stock Incentive Plan.

        3. To approve an amendment to the 1986 Stock Option Plan for Non-Employee Directors to provide for limited transferability of options granted under such plan.

        4. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending December 31, 1997.

        5. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                            By Order of the Board of Directors

                                            STEPHEN KORN, CLERK
                                            Ionics, Incorporated
                                            65 Grove Street
                                            Watertown, Massachusetts 02172

March 28, 1997

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, WILL YOU PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                              IONICS, INCORPORATED

                                65 GROVE STREET
                         WATERTOWN, MASSACHUSETTS 02172
                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                                 MARCH 28, 1997

     The Notice of the 1997 Annual Meeting of Stockholders of Ionics, Incorporated (the "Company" or "Corporation") is set forth on the preceding page and there is enclosed with this Proxy Statement a form of Proxy solicited by the Board of Directors of the Corporation. This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on Thursday, May 8, 1997 (the "Annual Meeting") at 2:00 P.M., local time, in the auditorium at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, and any adjournments thereof. The cost of this solicitation will be borne by the Corporation. In addition to solicitation by mail, certain of the officers and employees of the Corporation also may solicit Proxies personally or by telephone or telegram. This Proxy Statement is being first sent to stockholders on or about March 31, 1997. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1996 (including audited financial statements of the Corporation) also accompanies this Proxy Statement.

     Only stockholders of record as of the close of business on March 21, 1997 ("Record Date") are entitled to notice of and to vote at the Annual Meeting and/or any adjournment thereof. The outstanding stock of the Corporation on the Record Date entitled to vote consisted of 15,913,621 shares of Common Stock, $1 per share par value ("Common Stock"). The holders of the outstanding shares of Common Stock are entitled to one vote per share. Stockholders may vote in person or by proxy. Execution of a Proxy will not affect a stockholder's right to attend the meeting and vote in person. All shares represented by valid Proxies received by the Clerk of the Corporation prior to the meeting will be voted as specified in the Proxy: if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors in proposal 1; FOR the approval and adoption of the Ionics, Incorporated 1997 Stock Incentive Plan in proposal 2; FOR the approval of the amendment to the 1986 Stock Option Plan for Non-Employee Directors in proposal 3; and FOR the ratification of the selection of an auditor in proposal 4. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by delivering to the Clerk of the Corporation a written revocation or a duly executed Proxy bearing a later date, or by attendance at the meeting and voting such shares in person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, but not "non-votes," are counted for purposes of determining the number of shares voting on a particular matter submitted to the stockholders for a vote. Neither abstentions nor "non-votes" are treated as having been voted for purposes of determining the approval of any such matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists as of the Record Date the number of shares of the Corporation's Common Stock beneficially owned by stockholders known by the Corporation to own more than five percent of such Common Stock outstanding at such date:

                    NAME AND ADDRESS OF              AMOUNT AND NATURE OF     PERCENT OF
                     BENEFICIAL OWNER                BENEFICIAL OWNERSHIP       CLASS
                    -------------------              --------------------     ----------
      Denver Investment Advisors LLC                       1,097,400(1)           6.9%
           1225 17th Street, 26th Floor
           Denver, Colorado 80202

      Pilgrim Baxter & Associates, Ltd.                    1,094,000(2)           6.9%
           11255 Drummers Lane, Suite 300
           Wayne, PA 19087

---------------

(1) Includes sole voting power as to 720,000 shares and sole dispositive power as to all 1,097,400 shares. Denver Investment Advisors LLC has no shared voting power as to any of these shares.

(2) Includes shared voting power and sole dispositive power as to all 1,094,000 shares. Pilgrim Baxter & Associates, Ltd. has no sole voting power as to any of these shares.


    The following table sets forth as of the Record Date the number of shares of Common Stock of the Corporation beneficially owned by each of the directors
(including nominees), each of the current executive officers named in the Summary Compensation Table on page 17 of this Proxy Statement, and all directors
(including nominees) and executive officers of the Company as a group (14 persons). Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

                                                                    AMOUNT AND NATURE OF    PERCENT OF
                    NAME OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP      CLASS
                    ------------------------                        --------------------    ----------
Douglas R. Brown.................................................             2,000(1)            *
William L. Brown.................................................            11,000(2)            *
Arnaud de Vitry d'Avaucourt......................................            27,500(3)            *
Arthur L. Goldstein..............................................           636,467(4)+         3.9%
William E. Katz..................................................           250,404(5)+         1.6%
Robert B. Luick..................................................            13,900(6)            *
Carl S. Sloane...................................................             3,500(7)            *
John J. Shields..................................................             6,180(8)            *
Daniel I.C. Wang.................................................                 0              --
Mark S. Wrighton.................................................             5,100(9)            *
Allen S. Wyett...................................................            11,150(10)           *
Robert J. Halliday...............................................            88,822(11)+          *
Stephen Korn.....................................................            81,581(12)+          *
Theodore G. Papastavros..........................................           151,449(13)+          *
All directors and executive officers as a group (14 persons).....         1,289,053(14)         7.7%

---------------

 * Less than 1%

   + If certain of the options owned by these executive officers are exercised, certain of the shares would be subject to repurchase in varying amounts if the individual's employment with the Company were to be terminated, or if the individual attempted to sell the shares, before specified dates.

 (1) Includes 2,000 shares subject to options, as to which Mr. Douglas R. Brown has the right to acquire beneficial ownership.

 (2) Includes 9,000 shares subject to options, as to which Mr. William L. Brown has the right to acquire beneficial ownership.

 (3) Includes 5,500 shares subject to options, as to which Mr. de Vitry d'Avaucourt has the right to acquire beneficial ownership. Another 12,000 shares, as to which Mr. de Vitry d'Avaucourt shares dispositive power, are held by a financial institution in a fiduciary capacity for the benefit of Mr. de Vitry d'Avaucourt's wife. Such number excludes 341,926 shares held in a trust of which Mr. de Vitry d'Avaucourt's wife is the principal beneficial owner, and also excludes an additional 524,000 shares held in a separate trust, of which Mr. de Vitry d'Avaucourt is the principal indirect beneficiary. Mr. de Vitry d'Avaucourt disclaims beneficial ownership of such 865,926 shares.

 (4) Includes 424,000 shares subject to options, as to which Mr. Goldstein has the right to acquire beneficial ownership. Includes beneficial ownership of 11,506 shares held in the Ionics Section 401(k) Plan for the account of Mr. Goldstein. Does not include 6,800 shares held by members of Mr. Goldstein's immediate family, as to which Mr. Goldstein disclaims beneficial ownership.

 (5) Includes 145,000 shares subject to options, as to which Mr. Katz has the right to acquire beneficial ownership. Does not include 8,400 shares held by members of Mr. Katz's immediate family, as to which Mr. Katz disclaims beneficial ownership.

 (6) Includes 5,500 shares subject to options, as to which Mr. Luick has the right to acquire beneficial ownership. Includes 200 shares held by a member of Mr. Luick's immediate family, as to which Mr. Luick disclaims beneficial ownership. Does not include 200 shares held by other members of Mr. Luick's immediate family, as to which Mr. Luick disclaims beneficial ownership.

 (7) Includes 3,000 shares subject to options, as to which Mr. Sloane has the right to acquire beneficial ownership.

 (8) Includes 5,500 shares subject to options, as to which Mr. Shields has the right to acquire beneficial ownership.

 (9) Includes 5,000 shares subject to options, as to which Mr. Wrighton has the right to acquire beneficial ownership.

(10) Includes 9,000 shares subject to options, as to which Mr. Wyett has the right to acquire beneficial ownership. Does not include 1,000 shares held by a member of Mr. Wyett's immediate family, as to which Mr. Wyett disclaims beneficial ownership.

(11) Includes 87,000 shares subject to options, as to which Mr. Halliday has the right to acquire beneficial ownership. Includes beneficial ownership of 599 shares in the Ionics Section 401(k) Plan for the account of Mr. Halliday.

(12) Includes 80,000 shares subject to options, as to which Mr. Korn has the right to acquire beneficial ownership. Includes beneficial ownership of 358 shares in the Ionics Section 401(k) Plan for the account of Mr. Korn.

(13) Includes 101,500 shares subject to options, as to which Mr. Papastavros has the right to acquire beneficial ownership. Includes beneficial ownership of 1,189 shares in the Ionics Section 401(k) Plan for the account of Mr. Papastavros.

(14) Assumes exercise of options held by the group for all 882,000 shares and that such shares are outstanding.

     The information provided in the above footnotes concerning beneficial ownership in the Ionics 401(k) Plan is derived from a Plan statement as of December 31, 1996.

                     EXPLANATION OF AGENDA FOR THE MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS.

     The Corporation has a Board of Directors currently consisting of three Class I Directors, three Class II Directors and four Class III Directors. Kachig Kachadurian, who served as a director of the Corporation since 1986, resigned as a Class II Director on September 27, 1996. Samuel A. Goldblith, who served as a director of the Corporation since 1980, resigned as a Class I Director on March 5, 1997. The Class I, Class II and Class III Directors currently in office will serve until the annual meeting of stockholders to be held in 1999, 1997 and 1998, respectively, and until their respective successors are duly elected and qualified (or until the director's earlier resignation or removal). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     It is the intention of the persons authorized by the enclosed Proxy, which is solicited by the Board of Directors, to nominate and elect the persons named in the table below as Class II Directors. Messrs. De Vitry d'Avaucourt, Katz and Wrighton currently serve as Class II Directors. The Board of Directors has proposed the nomination of Daniel I.C. Wang for election at the 1997 Annual Meeting as a Class II Director. To be elected, each nominee must receive the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock represented in person or by Proxy at the Annual Meeting and entitled to vote. The following table shows, for each nominee, his principal occupation since January 1, 1992 and present positions with the Corporation, period of past service as a Director, age on March 1, 1997, and directorships of other public companies (i.e., companies subject to the reporting requirements of the Securities Exchange Act of 1934 or registered as investment companies under the Investment Company Act of 1940):

                                       PRINCIPAL OCCUPATION
                                     (SINCE JANUARY 1, 1992),
                                      PRESENT POSITIONS WITH                   PERIOD
                                         THE CORPORATION                      OF PAST
                                        AND DIRECTORSHIPS                   SERVICE AS A
         NAME AND AGE               OF OTHER PUBLIC COMPANIES                 DIRECTOR
         ------------               -------------------------               ------------
                  Directors whose Terms Expire in 1997 (Class II Directors)

Arnaud de Vitry d'Avaucourt     Engineering consultant; Director,           1964 to date
(70)*                           Digital Equipment Corporation
                                (computer systems)

William E. Katz                 Executive Vice President of the             1961 to date
(72)                            Company

Daniel I.C. Wang                Institute Professor and Director       (Dr. Wang is a nominee
(61)                            of Biotechnology Process                for election for the
                                Engineering Center, Massachusetts      first time at the Annual
                                Institute of Technology; Director,            Meeting)
                                PerSeptive Biosystems, Inc.
                                (biotechnology products and
                                services)

Mark S. Wrighton                Chancellor and Professor,              November 1993 to date
(47)#                           Washington University, St. Louis,
                                Missouri (since July 1995);
                                previously Professor of Chemistry,
                                Massachusetts Institute of
                                Technology; Director, Helix
                                Technology Corporation (cryogenic
                                and vacuum technology products),
                                OIS Optical Imaging Systems, Inc.
                                (active matrix liquid crystal
                                display products), and Cabot
                                Corporation (specialty chemicals
                                manufacturing and energy products)

---------------

* Member of Audit Committee

# Member of Compensation Committee

     The following table contains similar information about the Class I and Class III Directors of the Company, whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for election in 1997:

                                       PRINCIPAL OCCUPATION
                                     (SINCE JANUARY 1, 1992),
                                      PRESENT POSITIONS WITH                   PERIOD
                                         THE CORPORATION                      OF PAST
                                        AND DIRECTORSHIPS                   SERVICE AS A
         NAME AND AGE               OF OTHER PUBLIC COMPANIES                 DIRECTOR
         ------------               -------------------------               ------------
                  Directors whose Terms Expire in 1998 (Class III Directors)

William L. Brown                Retired Chairman of the Board, The        May 1991 to date
(75)*                           First National Bank of Boston;
                                Director, Stone and Webster,
                                Incorporated (professional
                                engineering, construction and
                                consulting services); Standex
                                International Corporation
                                (diversified manufacturing and
                                marketing); G.C. Companies, Inc.
                                (motion picture distribution);
                                North American Mortgage Company;
                                Trustee, Bradley Real Estate Trust

Robert B. Luick                 Of Counsel, Sullivan & Worcester,      1948 to 1968; 1971 to
(85)                            Attorneys (since 1992); prior to                date
                                1992, partner, Sullivan &
                                Worcester; Assistant Clerk of the
                                Corporation (since prior to 1990)

John J. Shields                 President and Chief Executive               1988 to date
(57)#+                          Officer, King's Point Holdings
                                Incorporated (diversified business
                                information, technology
                                instrumentation and cranberry
                                cultivation); President and Chief
                                Executive Officer, Computervision
                                Corporation (January 1991 - April
                                1993); Director, Centennial
                                Technologies, Inc. (manufacturer
                                and marketer of PC cards for
                                microelectronics applications)

Allen S. Wyett                  President, Wyett Consulting Group,     February 1992 to date
(63)#                           Inc. (since 1990)

---------------
 * Member of Audit Committee
 # Member of Compensation Committee
 + Member of Executive Committee

                                       PRINCIPAL OCCUPATION
                                     (SINCE JANUARY 1, 1992),
                                      PRESENT POSITIONS WITH                   PERIOD
                                         THE CORPORATION                      OF PAST
                                        AND DIRECTORSHIPS                   SERVICE AS A
         NAME AND AGE               OF OTHER PUBLIC COMPANIES                 DIRECTOR
         ------------               -------------------------               ------------
                   Directors whose Terms Expire in 1999 (Class I Directors)

Douglas R. Brown                President and Chief Executive                Since 1996
(42)*                           Officer, Advent International
                                Corp. (registered investment
                                advisor) (since January 1,
                                1996);Chief Investment Officer,
                                Advent International Corp. (1995);
                                Chief Executive Officer, Advent
                                International plc (1990-1994);
                                Director, Advent International
                                Corp. and Aspen Technology Corp.
                                (computer software)

Arthur L. Goldstein             President and Chief Executive               1971 to date
(61)+                           Officer of the Company (since
                                prior to 1991); Chairman of the
                                Board of the Company since May
                                1990; Director, Cabot Corporation
                                (specialty chemicals manufacturing
                                and energy products); and State
                                Street Boston Corporation (bank
                                holding company) and State Street
                                Bank and Trust Company

Carl S. Sloane                  Professor of Business                  February 1995 to date
(60)+#                          Administration, Harvard Graduate
                                School of Business Administration
                                (since September 1991); Director,
                                Sapient Corporation (information
                                technology applications and
                                solutions); and Rayonier, Inc.
                                (specialty pulps, timber and wood
                                products)

---------------

 * Member of Audit Committee

 + Member of Executive Committee

# Member of Compensation Committee

     Mr. Luick is of counsel to the law firm of Sullivan & Worcester, which provides legal services to the Corporation from time to time.

     In addition to the Executive Committee of the Board of Directors, which did not meet during the year, the Corporation has an Audit Committee, of which Mr. de Vitry d'Avaucourt is Chairman, and a Compensation Committee, of which Mr. Wyett is Chairman. There is no nominating committee of the Board. The Audit Committee meets with management and with the Corporation's independent auditors at least once a year to review financial results and procedures, internal financial controls, audit plans and recommendations. The Compensation Committee reviews and establishes the remuneration to be paid to the executive officers of the Corporation, reviews the remuneration to be paid other officers, and acts as the administrator of the Corporation's stock option and restricted stock plans.

     During 1996, the Board of Directors held five meetings. The Audit Committee met twice and the Compensation Committee met two times. Except for Mr. Lawrence
E. Fouraker, who served as a Class I Director until the 1996 Annual Meeting, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served.

     If, at the time of the Annual Meeting, any of the above-named nominees are unable to serve, a circumstance which is not anticipated, and if the enclosed Proxy confers discretionary authority, the persons named in the Proxy will either vote for such substitute nominees as may be designated by the Board of Directors or will vote for a reduction in the number of directors, as determined by the Board.

PROPOSAL 2.  APPROVAL AND ADOPTION OF IONICS, INCORPORATED 1997 STOCK INCENTIVE
             PLAN

     At a February 19, 1997 meeting, the Board of Directors unanimously adopted resolutions declaring the advisability of adopting the Ionics, Incorporated 1997 Stock Incentive Plan ("1997 Plan"), in the form attached to this Proxy Statement as Exhibit A, and recommended that the 1997 Plan be submitted to the stockholders for their approval at the Annual Meeting.

     The Board of Directors believes that the grant of stock options, restricted stock and other forms of stock incentive awards to key employees of, and consultants to, the Company and its subsidiaries is an important factor in the Company's ability to attract and retain effective and capable employees and consultants, who contribute to the growth and success of the Company. The Company has used its existing stock compensation plans, the 1979 Stock Option Plan ("1979 Plan") and the 1994 Restricted Stock Plan ("1994 Plan"), as an important component of the compensation package that it offers to officers and other key employees. As of March 1, 1997, approximately 300 employees of the Company held stock options exercisable for 1,954,108 shares of Common Stock at an average exercise price per share of $29.18, and 13 employees and a former employee of the Company held a total of 19,822 shares issued under the 1994 Plan.

     After reviewing the terms of the 1979 Plan, the Board of Directors determined that it would promote the interests of the Company and its stockholders to adopt the 1997 Plan, which includes a number of features that are not available under the 1979 Plan, to replace the 1979 Plan. The 1994 Plan, under which only restricted stock grants can be made, will remain in place. The principal differences between the proposed 1997 Plan and the 1979 Plan are as follows:

          - Under the 1997 Plan, incentive stock options, non-qualified stock options and long-term performance awards may be awarded (collectively, "Award" or "Awards"). Under the 1979 Plan, only non-qualified stock options and performance awards may now be granted (no performance awards have been granted under the 1979
            Plan).

          - Under the 1997 Plan, Awards (other than incentive stock options) may be made to consultants as well as to key employees. The 1979 Plan is available only to key employees.

          - The 1997 Plan contains an automatic addition provision under which a number of shares equal to two percent (2%) of the Company's outstanding stock will be added to the 1997 Plan at the end of each of the first four fiscal years of the Company following adoption of the Plan. The 1979 Plan does not have this feature.

          - Under the 1997 Plan, stock options will be structured to "vest" over time, rather than, as in the 1979 Plan, issued as immediately exercisable subject to Company buy-back rights that lapse over time.

          - Under the 1997 Plan, non-qualified stock options may be transferable to immediate family members of the participant, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners. Under the 1979 Plan, options are not transferable.

          - Under the 1997 Plan, withholding taxes may be paid in stock as well as cash. Under the 1979 Plan, withholding taxes are payable only in cash.

          - A participant whose employment with the Company is terminated because of death or disability, or for any other reason in the Compensation Committee's sole discretion, will have 90 days under the 1997 Plan, rather than 30 days under the 1979 Plan, from the last date of employment to exercise outstanding options that are then exercisable.

     If the 1997 Plan is approved by the stockholders at the Annual Meeting, no further options will be granted under the 1979 Plan, but shares that would have been available for granting under the 1979 Plan will become available for granting under the 1997 Plan. As of February 28, 1997, there were 151,969 shares available for grant under the 1979 Plan, and 1,954,108 outstanding options currently exercisable. The 1979 Plan will continue in effect following approval of the 1997 Plan only for the purpose of administering the non-qualified stock options now outstanding under that plan. A total of 750,000 shares of Common Stock will be initially available for grants under the 1997 Plan, which number includes any shares remaining available for granting under the 1979 Plan on the effective date of the 1997 Plan.

     A SUMMARY OF THE PRINCIPAL FEATURES OF THE 1997 PLAN IS PROVIDED BELOW, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE 1997 PLAN, WHICH IS ANNEXED TO THIS PROXY STATEMENT AS EXHIBIT A.

Summary of 1997 Plan.

     Administration. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors ("Committee"), which currently consists of four non-employee Directors. Subject to its terms, the Committee has full authority to administer the 1997 Plan, including with respect to selection of key employees and consultants who are to receive Awards, the specific form of any Award, and the specific terms and conditions of each Award. No Awards have been granted to date under the Plan, nor will any Awards be made unless and until stockholder approval is obtained at the Annual Meeting. The Company has not as of the date hereof determined who will receive Awards that will be authorized for issuance under the 1997 Plan if the proposal is approved.

     Shares Available For Award. In approving the 1997 Plan, stockholders will approve a total of 750,000 shares to be initially available for Awards under the 1997 Plan. Included in this number are such number of shares of Common Stock, previously approved by the stockholders for awards, that remain available for new grants under the 1979 Plan on the effective date of the 1997 Plan. On February 28, 1997, 151,969 shares were available for new grants under the 1979 Plan.

     The 1997 Plan will thereafter be augmented on January 1, 1998 and each of the next three successive years by a number of shares equal to two percent (2%) of the Company's outstanding stock on the preceding December 31st.

     General Provisions. The 1997 Plan contains provisions to prevent dilution in case of stock dividends, stock splits and changes in the Company's capital structure. The 1997 Plan may be terminated or amended at any time by the Board of Directors, except that the Board of Directors does not have the power to revoke or alter the terms of any valid Award previously granted pursuant to the 1997 Plan that would impair the rights of any participant without the participant's consent, to reprice outstanding stock options, or without the approval of the stockholders, to (i) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Awards under the 1997 Plan, or (ii) change the description of individuals to whom Awards may be granted pursuant to the 1997 Plan.

     As indicated in the Compensation Committee Report on Executive Compensation, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies the Corporation a deduction for federal income tax purposes for compensation paid to certain executive officers in excess of $1 million per year. Excluded from this $1 million limitation is qualified performance-based compensation within the meaning of the Section 162(m) Regulations. The Corporation believes that, if the 1997 Plan is approved by the stockholders of the Company at the Annual Meeting, stock-based compensation payable under the 1997 Plan will be excluded from the $1 million limitation.

     Nature of Awards. Under the 1997 Plan, the Committee may grant non-qualified stock options, incentive stock options and long-term performance awards. Historically, the Committee has awarded only stock options under the 1979 Plan and has no present intention of making other types of Awards, but desires the flexibility of being able to do so.

          Stock Options

     Under the 1997 Plan, stock options may be granted by the Committee until the tenth anniversary of the adoption of the 1997 Plan. Options may extend for a period of up to 10 years from the date of grant, with the actual term to be established by the Committee at the time of grant. Unless otherwise provided by the Committee, stock option grants will not be exercisable for at least six months following grant, and it is currently intended that the options will become exercisable in installments. The Committee will have the discretion to grant either incentive stock options (ISOs) or non-qualified stock options
(NQOs) under the 1997 Plan. No more than 750,000 shares may be issued pursuant to the exercise of ISOs granted under the 1997 Plan. Both ISOs and NQOs must have an exercise price not less than fair market value (generally, the closing price of the Company's Common Stock as reported on the New York Stock Exchange on the date of grant). The Committee has the discretion in the event the employment of an option holder is terminated to take such action in respect of the option as the Committee may deem appropriate, including accelerating the time that must pass before options may be exercised, and (except with respect to ISOs) extending the time following termination of employment during which the option holder is entitled to exercise the option, provided that in no event may any option be exercised after the expiration of its term. Options will be non-transferable and non-assignable except by inheritance, except that, with the approval of the Committee, NQOs may be transferred by option holders to immediate family members, trusts established for their benefit or partnerships in which such immediate family members are the only partners. Under the 1997 Plan, no participant can receive an Award in any 12-month period that would result in the issuance to that individual of more than 200,000 shares of Common Stock.

     The purchase price for shares of Common Stock upon the exercise of options generally may be paid either in cash, by delivering to the Company such number of shares of Common Stock owned by the option holder that, together with any cash tendered, will equal in value the full purchase price, or by other "cashless" exercise methods specified in the 1997 Plan. Permitting stock-for-stock payments or other cashless exercises allows option holders to acquire shares of Common Stock without incurring the costs that may arise when the exercise price must be paid in cash.

          Long-Term Performance Awards

     The Committee may grant Long-Term Performance Awards (Performance Awards) under the 1997 Plan. No more than 150,000 shares of Common Stock may be issued in connection with Performance Awards granted under the 1997 Plan. The Committee will have the discretion to consider the nature, length and starting date of the performance period for a particular Performance Award, which shall be at least one year. A participant may be awarded cash or Common Stock, or both, upon attainment of Performance Award goals.

     Certain Federal Income Tax Information

     THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS AND OTHER AWARDS GRANTED UNDER THE 1979 PLAN AND THE 1997 PLAN, IF IMPLEMENTED, AND CERTAIN OTHER RIGHTS GRANTED UNDER THE 1997 PLAN, IF IMPLEMENTED, IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THESE PLANS OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT. IN ADDITION THERE MAY BE FOREIGN, STATE OR LOCAL TAX CONSEQUENCES THAT ARE NOT DISCUSSED HEREIN.

     A. Incentive Stock Options (ISOs). The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1997 Plan, if implemented:

          1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Period (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

          5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

          6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

          8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The alternative minimum tax rate (the maximum rate is 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     B. Non-Qualified Stock Options (NQOs). The following general rules are applicable under current federal income tax law to options granted under the 1979 Plan and the 1997 Plan, if implemented, which do not qualify as ISOs:

          1. In general, an optionee will not recognize any income upon the grant of an NQO, and the Company will not be entitled to a federal income tax deduction upon such grant.

          2. An optionee generally will recognize ordinary income at the time of exercise of the NQO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

          3. When an optionee sells the shares acquired upon the exercise of a NQO, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee's basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

          4. When an optionee recognizes ordinary income attributable to a NQO, the Company generally will be entitled to a corresponding federal income tax deduction.

          5. An optionee may be entitled to exercise an NQO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises an NQO in such fashion, special rules apply.

          6. Special rules apply if the shares acquired upon the exercise of an NQO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     C. Long-Term Performance Awards (Performance Awards). The following general rules are applicable under current federal income tax law to Performance Awards under the 1997 Plan, if implemented:

     Recipients of Performance Awards under the 1997 Plan will not recognize ordinary income at any time prior to the achievement of the performance goals. At such time, the holder will recognize ordinary income in an amount equal to the fair market value of the Performance Award on the date the goal is achieved less any purchase price paid, and the Company generally will be entitled to a corresponding federal income tax deduction.

Effect on 1997 Plan of Change in Control of the Company.

     In the event of a Change in Control of the Company (defined below), the Committee may accelerate the vesting of outstanding stock options, and cause outstanding Performance Awards to be paid out in cash, based on prorated target results for the performance periods in question.

     A Change in Control is defined as the acquisition by any individual, entity or group, of beneficial ownership of 20% or more of either the outstanding Common Stock or combined voting power of all voting securities of the Company; continuing directors constituting less than a majority of the Board; a business combination in which stockholders of the Company prior to the business combination do not own beneficially more than 60% of the then outstanding shares of common stock and the combined voting power of the entity resulting from the business combination; or a complete dissolution, liquidation or sale of substantially all the assets of the Company other than to an entity of which former stockholders of the Company own more than 60% of the outstanding voting stock and the combined voting power of such entity.

Vote Required.

     The approval of the adoption of the 1997 Plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVING AND ADOPTING THE IONICS, INCORPORATED 1997 STOCK INCENTIVE PLAN.

PROPOSAL 3.  AMENDMENT TO 1986 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS TO
             PROVIDE FOR LIMITED TRANSFERABILITY OF OPTIONS

     The Company's 1986 Stock Option Plan for Non-Employee Directors ("1986 Plan") was adopted by the Board of Directors of the Company and approved by the Company's stockholders in May 1986. Under the 1986 Plan, which is administered by the Company's Board of Directors, each person who is not an employee of the Company or any of its subsidiaries, and who is elected a director of the Company, is entitled to receive an option for 2,000 shares of Common Stock upon his initial election, and an option to acquire 2,000 additional shares upon completion of each successive year in office as a director. The Company currently has eight non-employee directors eligible to participate in the 1986 Plan.

     The 1986 Plan currently provides that options granted under it may not be transferred, other than by will or the laws of descent and distribution. At its February 19, 1997 meeting, the Board of Directors approved an amendment to the 1986 Plan, subject to the approval of the stockholders at the Annual Meeting, to permit options issued under the 1986 Plan to be transferred by the option holder to his immediate family members (i.e., spouse, children or grandchildren), trusts for the exclusive benefit of such immediate family members or a partnership in which such immediate family members are the only partners, provided that no subsequent transfers may be made, except by will or pursuant to the laws of descent and distribution.

     Until August 15, 1996, the Securities Exchange Act of 1934 effectively precluded the issuance of transferable options to directors. The Board of Directors noted that a number of corporations now permit stock options issued to directors to be transferred to immediate family members. Such a provision may give a tax benefit to option holders who make gifts of their stock options to immediate family members at a time near the grant date by removing a potential high-growth asset from the option holder's estate, generally free of gift tax, while providing heirs with the potential for greater accumulated wealth.

     The terms of the 1986 Plan require stockholder approval for any amendment of the 1986 Plan which materially increases the benefits accruing to participants under the 1986 Plan, and the Board of Directors has therefore submitted the proposed amendment to the stockholders for their approval.

     Description of 1986 Plan

     The principal features of the 1986 Plan are summarized below. The summary is qualified by reference to the actual provisions of the 1986 Plan, a copy of which is available to any stockholder upon written request to the Company.

          Administration. The 1986 Plan is administered by the Company's Board of Directors. The Board of Directors, subject to the provisions of the 1986 Plan, has the power to construe the Plan and the respective stock option agreements, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the 1986 Plan as it may deem desirable.

          Shares Subject to the Plan. The 1986 Plan currently authorizes the grant of options to purchase 200,000 shares of Common Stock of the Company. At March 1, 1997, 98,500 shares remained available for new grants under the 1986 Plan.

          Option Price. The exercise price per share of options granted under the 1986 Plan is 100% of the fair market value of the Company's Common Stock on the date the option is granted.

          Period of Option. Options granted under the 1986 Plan shall expire on the date which is ten (10) years after the date of grant of the option.

          Vesting of Shares and Transferability of Options. Options granted under the 1986 Plan shall not be exercisable for a period of six months after their date of grant. Generally, options are immediately exercisable in full after such six-month period, but only during "window" periods beginning on the third business day following the date on which the Company releases for publication its quarterly or annual financial results, and ending on the twelfth business day following such date.

          The Board of Directors, in its sole discretion, may provide for transferability of particular options under the 1986 Plan if the proposed amendment to provide for limited transferability of options under the 1986 Plan is approved by the stockholders. In all other cases, options under the 1986 Plan will not be transferable other than by will or the laws of descent and distribution.

          Effect of Termination as a Director or of Death of a Director. In the event an optionee ceases to be a member of the Board for any reason other than death, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 30 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 30 days have expired.

          In the event an optionee ceases to be a member of the Board by reason of his or her death or dies within the 30-day period described in the immediately preceding paragraph, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee's estate, personal representative, heir or legatee within 90 days after his or her death.

          Exercise of Options. An option granted under the 1986 Plan, to the extent then exercisable, may be exercised in whole or in part by giving written notice to the Company stating the number of shares with respect to which the option is being exercised, which generally shall not be less than 200 shares, accompanied by payment in full for such shares. Payment may be
     (a) in United States dollars in cash or by check, or (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at the last sale price for the Common Stock on the New York Stock Exchange as reported on the date of delivery of the shares in exercise of the option.

          Adjustments Upon Changes in Capitalization and Other Events. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or changed into or exchanged for a different number or kind of shares in the event of a reorganization, recapitalization, merger, consolidation, any other change in the corporate structure or shares of the Company, including stock splits and stock dividends, corresponding adjustments (as determined by the Board of Directors to be appropriate) in the number and kind of shares as to which outstanding options and options to be issued in the future under the 1986 Plan shall be exercisable, and in the option price of outstanding options under the 1986 Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such options, shall be made. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under the 1986 Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full as of the effective date of such event.

          Termination and Amendment of Plan. Unless sooner terminated, the 1986 Plan will terminate at the close of business on May 7, 2002. The Board may at any time terminate the 1986 Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a meeting, (i) materially increase the benefits accruing to participants under the 1986 Plan, (ii) materially increase the maximum number of shares for which options may be granted under the 1986 Plan, or
     (iii) materially modify the requirements as to eligibility to participate in the 1986 Plan; and provided further that the provisions of the 1986 Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the 1986 Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

          Federal Income Tax Consequences. Options granted under the 1986 Plan are intended to be non-qualified options for federal income tax purposes. A director will not recognize any taxable income upon the grant of an option under the 1986 Plan, but will generally recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. Upon the exercise of an option, the Company may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income. In some circumstances, however, a director may acquire Common Stock subject to special rules under Section 83 of the Code because of certain securities laws restrictions on resale.

          Generally, upon any grant or exercise of an option in which a director does not recognize compensation income, no tax deduction will be allowed to the Company. When a director recognizes compensation income as a result of the exercise of an option under the 1986 Plan, the Company generally will be entitled to a corresponding deduction for income tax purposes.

     Outstanding Options Under 1986 Plan

     The following table sets forth as of the Record Date, options granted in the aggregate under the 1986 Plan to each non-employee director:

                                                                         NO. OF
                                                                         OPTIONS
                                     NAME                              GRANTED(1)
                                     ----                              ----------
          Douglas R. Brown..........................................       2,000
          William L. Brown..........................................       9,000
          Arnaud de Vitry d'Avaucourt...............................      15,500
          Robert B. Luick...........................................      15,500
          John J. Shields...........................................      13,500
          Carl S. Sloane............................................       3,000
          Mark S. Wrighton..........................................       5,000
          Allen S. Wyett............................................       9,000

---------------

(1) Several directors have exercised options granted under the 1986 Plan. See the notes to the beneficial ownership table on page 2 for current option holdings.


     Vote Required

     The approval of the amendment to the 1986 Stock Option Plan for Non-Employee Directors requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVING THE PROPOSED AMENDMENT TO THE 1986 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

PROPOSAL 4.  SELECTION OF AN AUDITOR

     The Board of Directors proposes that the firm of Coopers & Lybrand L.L.P., independent certified public accountants, be appointed to serve as auditors for the fiscal year ending December 31, 1997. The ratification of this selection is not required under the laws of Massachusetts, where the Company is incorporated, but the Board of Directors of the Corporation believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of Coopers & Lybrand L.L.P., the Board will consider the vote and the reasons therefor in future recommendations on the selection of an auditor for the Corporation.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from stockholders who are present at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THIS SELECTION.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides summary information concerning the annual and long-term compensation paid to or earned by the Company's Chief Executive
Officer and each of the four other most highly compensated executive officers of the Company during the fiscal years ended December 31, 1996, 1995 and 1994 (the
"Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                LONG-TERM COMPENSATION
                                                                        AWARDS
                                                              ---------------------------
                                                              RESTRICTED     SECURITIES        ALL OTHER
                                      ANNUAL COMPENSATION        STOCK       UNDERLYING     COMPENSATION(3)
         NAME AND                    ----------------------     AWARDS      OPTIONS/SARS    ---------------
    PRINCIPAL POSITION        YEAR   SALARY($)    BONUS($)      ($)(1)         (#)(2)             ($)
    ------------------        ----   ---------    --------    ----------    ------------    ---------------
Arthur L. Goldstein........   1996     450,000     250,000            0        150,000            4,500
  Chairman of the Board,      1995     376,250     224,800            0              0            4,500
  President and Chief         1994     296,250      80,000      133,307        100,000            3,000
  Executive Officer

William E. Katz............   1996     210,000     136,400            0         40,000                0
  Executive                   1995     206,750     120,720            0              0                0
  Vice President              1994     199,250      63,000       43,654         30,000                0

Theodore G. Papastavros....   1996     158,000      76,250            0         40,000            4,500
  Vice President,             1995     152,000      70,250            0              0            4,560
  Strategic Planning          1994     143,000      25,000       41,638         20,000              941
  and Treasurer

Robert J. Halliday.........   1996     158,000      76,250            0         40,000            2,370
  Vice President,             1995     149,000      70,250            0              0            2,310
  Finance and Chief           1994     132,500      20,000       33,327         20,000            2,310
  Financial Officer

Stephen Korn...............   1996     158,000      76,250            0         40,000            1,900
  Vice President, General     1995     152,000      70,250            0              0            1,848
  Counsel and Clerk           1994     143,000      20,000       33,327         20,000              469

---------------

(1) Awards under the Corporation's 1994 Restricted Stock Plan, approved by the Stockholders at the 1995 Annual Meeting, issued in May 1995 for fiscal 1994. Represents award of 4,892 shares to Mr. Goldstein, 1,602 shares to Mr. Katz, 1,528 shares to Mr. Papastavros, 1,223 shares to Mr. Halliday, and 1,223 shares to Mr. Korn, and constitutes the total restricted stock holdings of such persons. The year-end value of such holdings (based on the closing price of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996) was $234,816, $76,896, $73,344, $58,704 and
    $58,704, respectively. Shares vest in 20% annual increments over the five successive 12-month periods following the date of the restricted stock award. During the period that the share restrictions apply, each recipient has the rights of a stockholder of the Company generally, including the right to receive any dividends distributed.

(2) See "Stock Option Grants" and Note 1 to table included under "Stock Option Exercises."

(3) Company matching contributions to officers' accounts in Ionics Section 401(k) Plan, available to all employees after an eligibility period. Employees may elect to contribute to the Plan from 1% to 12% of the amount that they would otherwise receive as cash compensation, and the contributed amounts, subject to certain limitations, are not subject to current federal income taxes. Amounts contributed to the

    Plan are invested at the direction of the employee in shares of the Company's Common Stock or in shares of one or more of four mutual funds. The Company contributes to the Plan, for the individual accounts of the participants in the Plan, an amount equal to 50% of the amount each participant has elected to invest, up to 6% of compensation, in Common Stock of the Company. Matching amounts are invested entirely in the Company's Common Stock. The contributions by the Company for any one calendar year cannot exceed an aggregate maximum amount fixed from time to time by the Board of Directors.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) under the Company's
1979 Stock Option Plan during the fiscal year ended December 31, 1996, to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during fiscal 1996.

                            OPTION GRANTS IN 1996(1)

                                                                                                         POTENTIAL
                                                                                                     REALIZABLE VALUE
                                                                                                        AT ASSUMED
                                                                                                       ANNUAL RATES
                                     NUMBER OF           PERCENTAGE OF                                OF STOCK PRICE
                               SECURITIES UNDERLYING     TOTAL OPTIONS                               APPRECIATION FOR
                                 OPTIONS GRANTED(1)       GRANTED TO      EXERCISE                    OPTION TERM(2)
                                     (SHARES OF            EMPLOYEES       PRICE     EXPIRATION    -------------------
            NAME                   COMMON STOCK)        IN FISCAL 1996   ($/SHARE)      DATE        5%($)       10%($)
            ----               ---------------------    --------------   ---------   ----------    ------       ------
Arthur L. Goldstein..........          150,000                20.6%      43 1/8      9/9/2006      4,068,138  10,309,505
William E. Katz..............           40,000                 5.5%      43 1/8      9/9/2006      1,084,836   2,749,201
Theodore G. Papastavros......           40,000                 5.5%      43 1/8      9/9/2006      1,084,836   2,749,201
Robert J. Halliday...........           40,000                 5.5%      43 1/8      9/9/2006      1,084,836   2,749,201
Stephen Korn.................           40,000                 5.5%      43 1/8      9/9/2006      1,084,836   2,749,201

---------------

(1) All options were granted under the Company's 1979 Stock Option Plan, and each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. The options have a duration of ten years and one day, and are immediately exercisable, subject to the Company's right to repurchase a decreasing proportion of any shares purchased upon exercise during the first five years from the date of grant in the event the employee leaves the Company or desires to sell the shares. Such repurchase rights in the Company terminate in the event of a merger, consolidation or sale of all the assets by the Company, or in the event another entity, person or group acquires 30% or more of the outstanding voting shares of the Company. Options may not be transferred by an option holder (other than by the laws of descent or distribution), may be exercised only while the holder is an employee of the Company or a subsidiary, or within 30 days after termination of employment, or by the holder's estate for a period of 90 days after his death.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the option holder's continued employment through the period that repurchase rights lapse and the date on which the options are exercised.


STOCK OPTION EXERCISES

     The following table provides information, with respect to the Named
Executive Officers listed in the Summary Compensation Table, concerning the exercise of options during, and holdings of unexercised options at the end of, fiscal year 1996.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                   (III)
                                                                 NUMBER OF             (IV)
                                                                SECURITIES           VALUE OF
                                    (I)                         UNDERLYING         UNEXERCISED
                                  SHARES           (II)         UNEXERCISED        IN-THE-MONEY
                                ACQUIRED ON        VALUE          OPTIONS           OPTION AT
                                 EXERCISE       REALIZED(2)      AT FISCAL      FISCAL YEAR-END(2)
            NAME                    (#)             ($)          YEAR-END              ($)
            ----                -----------     -----------     -----------     ------------------
Arthur L. Goldstein.........       28,000        1,256,500        424,000            8,117,000

William E. Katz.............       28,126          997,442        145,000            2,971,875

Theodore G. Papastavros.....        8,000          345,000        101,500            1,894,938

Robert J. Halliday..........        2,000           65,165         87,000            1,425,500

Stephen Korn................        1,800           67,463         80,000            1,223,250

---------------

(1) All options were granted under the Company's 1979 Stock Option Plan and are currently exercisable, subject to certain repurchase rights in the Company. See Note (1) to preceding table. The Company has not granted SARs.

(2) Calculated as the difference between the closing price of the Company's Common Stock, as reported on the date of option exercise (or the sales price on such date if the individual sold on the exercise date) and the exercise price of the option(s) (Column II), and as the difference between the closing price of the Company's Common Stock, as reported on December 31, 1996 ($48.00 per share), and the exercise price of the option(s) (Column IV).

PENSION PLAN

     Employees of the Company and its domestic divisions and subsidiaries (except for employees of the Fabricated Products Group, based in Bridgeville, Pennsylvania, who participate in a defined contribution pension plan) may at their election participate in the Company's defined benefit retirement plan ("Retirement Plan") after attaining age 21 and completing one year of service. No benefits vest under the Retirement Plan until an employee has five years of participation, at which time the employee becomes 100% vested. An employee must contribute at least 1% of base salary in order to accrue benefits under the Retirement Plan. The benefits payable upon retirement vary with the years of service and level of compensation while participating in the Retirement Plan. Upon retirement, participants also receive the total of their own contributions to the Retirement Plan plus the earnings thereon. The following table shows the estimated annual Company-provided pension benefits payable to an executive officer or other participant at normal retirement age (age 65) in the Retirement Plan.


                               PENSION PLAN TABLE
                           (ESTIMATED ANNUAL BENEFITS
                         FOR YEARS OF CREDITED SERVICE
                                 INDICATED (1))

       BASE SALARY AT
      RETIREMENT DATE           5        10        15        20        25        30        35        40
      ---------------           -        --        --         --       --        --        --        --
  $ 50,000.................. $ 2,841   $ 5,097   $ 7,182   $ 9,266   $11,351   $13,435   $15,520   $17,604
    75,000..................   4,262     7,696    10,946    14,196    17,447    20,697    23,948    27,198
    100,000.................   5,682    10,294    14,710    19,127    23,543    27,959    32,376    36,792
    125,000.................   7,103    12,892    18,474    24,057    29,639    35,221    40,804    46,386
    150,000.................   8,524    15,490    22,239    28,987    35,735    42,483    49,232    55,980
    175,000.................   9,314    17,444    25,358    33,272    41,187    49,101    57,015    64,929
    200,000.................   9,841    18,647    27,693    36,774    45,854    54,934    64,014    73,094
    225,000.................  10,368    20,287    28,344    36,906    46,034    55,161    64,289    73,416
    250,000.................  10,895    21,927    30,907    39,795    48,683    57,571    66,459    75,347
    275,000.................  11,401    23,546    33,448    43,250    53,051    62,853    72,655    82,457
    300,000.................  11,434    24,145    34,970    45,685    56,400    67,115    77,831    88,546
    325,000.................  11,434    24,228    35,975    47,604    59,233    70,861    82,490    94,119
    350,000.................  11,434    24,228    36,480    48,733    60,985    73,238    85,490    97,743
    375,000.................  11,434    24,228    36,480    48,733    60,985    73,238    85,490    97,743
    400,000.................  11,434    24,228    36,480    48,733    60,985    73,238    85,490    97,743

---------------

(1) Effective January 1, 1994, under Internal Revenue Code Section 401(a)(17), no more than $150,000 of cash compensation may be taken into account in calculating benefits under the Retirement Plan (effective January 1, 1997, this number was adjusted to $160,000).

     Under the terms of the Retirement Plan, only the amount shown as "Salary" in the Summary Compensation Table is covered under "Base Salary" above. The fixed monthly retirement benefit of an officer retiring at normal retirement age (assuming payment is made on a life annuity basis) is determined by the following formula: (i) for years prior to January 1, 1989 -- one half of one percent of the first $550 of base monthly salary as of January 1, 1990, plus one and one-quarter percent (1.25%) of the balance of base monthly salary as of that date, that sum being multiplied by the number of prior years of service; plus
(ii) for calendar year 1989, one and one-quarter percent (1.25%) of base monthly salary as of January 1, 1990; plus (iii) for each year after December 31, 1989 -- one and one-quarter percent (1.25%) of base monthly salary as of January 1st of that year. Fixed retirement benefits are not subject to deduction for Social Security benefits or other benefits received by officers.

     Executive officers named in the Summary Compensation Table have been credited with the following years of service, and would receive the following estimated annual benefit at normal retirement age (65): Mr. Goldstein, 36.6 years, $85,447; Mr. Katz, 47.4 years, $53,600; Mr. Papastavros, 40.2 years, $61,111; Mr. Halliday 6.1 years, $50,892; and Mr. Korn, 7.3 years, $37,846.

     In 1996, the Company's Board of Directors adopted a Supplemental Executive Retirement Plan for officers and key employees of the Company ("SERP"). The purpose of the SERP is to permit officers and other key employees whose Base Salary exceeds the maximum pay upon which retirement benefits may be accrued in any year to accrue retirement benefits on Base Salary in excess of that amount, equivalent to the benefits that would have been accrued under the Retirement Plan if Base Salary levels over that amount could be taken into account in calculating benefits under that Plan. The SERP is administered by the Compensation Committee of the Board of Directors.

STOCK PLANS

     The Corporation currently has three stock ownership plans: the 1979 Stock Option Plan; the 1994 Restricted Stock Plan; and the 1986 Stock Option Plan for Non-Employee Directors. The 1986 Stock Option Plan for Non-Employee Directors is the subject of Proposal 3. Please see Proposal No. 3 for a further discussion of the 1986 Stock Option Plan for Non-Employee Directors and options granted thereunder.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors appoints each year from among its members a Compensation Committee (the "Committee"). The Committee, which currently consists of four non-employee directors, is responsible for reviewing and establishing the compensation of the executive officers of the Company, and for authorizing grants under the Company's 1979 Stock Option Plan and 1994 Restricted Stock Plan. If the proposed 1997 Stock Incentive Plan is approved by the stockholders at the Annual Meeting (Proposal 2), the Committee will perform similar functions under that plan. The Committee has furnished this report concerning compensation of executive officers for the fiscal year ended December 31, 1996.

     The compensation program for executive officers involves consideration of cash compensation, the granting of options to acquire the Company's Common Stock, and the granting of restricted stock under the 1994 Restricted Stock Plan.

     Cash Compensation

     Cash compensation of executive officers is structured to include base salary and, based on the achievement of performance objectives, a cash bonus. The Company determines base salary levels of executive officers by comparison to other companies engaged in its industry, represented by those in the "peer group" Index set forth in this Proxy Statement, or in similar industries, subject to an evaluation of comparative overall performance of the companies.

     The policy of the Company is to pay cash bonuses based on the achievement of specified corporate, business unit and individual performance objectives. The cash bonuses listed in the Summary Compensation Table earned by executive officers, as well as by other senior officers, were earned under the Company's Managerial Bonus Program. The Managerial Bonus Program considers both quantitative and qualitative performance. Quantitative performance focuses on two measurements: earnings before interest and taxes (EBIT) achieved by the business unit(s) for which the executive officer has major responsibility or involvement, and EBIT return on the average capital employed by such business unit(s) during the year. Qualitative performance focuses primarily on the degree to which the officer has participated in and contributed to the achievement of specified individual, divisional, departmental or corporate non-financial objectives.

     The Committee, after consideration of management's recommendations, may elect to utilize restricted stock in lieu of a portion of any cash award that might be payable under the Managerial Bonus Program. The Committee may also make discretionary restricted stock awards. In 1995, a portion of the awards due under the Company's Managerial Bonus Program for 1994 was filled by restricted stock grants.

     Budgeted amounts for EBIT and EBIT return on average capital employed are established for each business unit, and for the Company as a whole, early in each fiscal year. At the same time, a corresponding cash bonus target is established for each executive officer based on the budgets of the business unit(s) for which the officer has major managerial responsibility or involvement. The cash bonus actually awarded, determined early in the next fiscal year by the Committee, depends on the extent to which the actual performance of the business unit(s) for which the officer has responsibility or involvement meets or exceeds the budgeted amounts, and on the degree of success in achieving the qualitative objectives.

     The Committee may make discretionary bonus awards in appropriate circumstances wherein an executive officer might merit a bonus based on other considerations.

     The 1996 base salary of Mr. Goldstein, the Company's Chief Executive Officer, was established by the Committee in August 1995. In considering Mr. Goldstein's base salary, which was established at $450,000, the Committee compared it to that paid by peer companies and companies in similar industries. In doing so, the Committee reviewed on a comparative basis a) the Company's multi-year record of continuous improvement in financial results including record revenues, net income, earnings per share and year-ending backlog; b) improvement in return on equity; c) improvement in stockholder value; and d) Mr. Goldstein's leadership in the development of the Company's business and new products.

     Based on the Company's record performance in 1996, and in consideration of such performance in the context of the Company's Managerial Bonus Program discussed above, the Committee approved bonuses as provided for under the program to Mr. Goldstein and other executive officers and key employees on February 19, 1997. Under the terms of the program, Mr. Goldstein was entitled to a bonus of $250,000.

     Stock Options

     The Committee believes that stock options are an appropriate mechanism to provide senior management with a long-term incentive to strive for the continued growth and success of the Company. The Company's stock option policy, established by the Committee, is to recognize employee leadership and significant contribution to the Corporation, regardless of the employee's level. The Committee also believes that ownership of the Company's stock by management promotes the enhancement of stockholder value by creating a greater community of interest between stockholders and management. Subject to the approval of the stockholders of the 1997 Stock Incentive Plan (Proposal 2), future grants of stock options will be made under that plan. The size of stock option grants made by the Committee is based on evaluation of a recipient's performance, salary level and number of options held as a result of prior grants. On September 9, 1996, the Committee awarded Mr. Goldstein a stock option grant of 150,000 shares, based on a qualitative assessment of his performance since the last stock option grant to him in 1994, including such factors as growth in the Company's revenues and profitability, success in negotiating and completing a number of strategic acquisitions, and enhancement of stockholder value. During the fiscal year ended December 31, 1996, options to purchase an aggregate of 160,000 shares of Common Stock were granted to the other executive officers of the Corporation.

     Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain types of performance-based compensation, such as that available under the Company's 1979 Stock Option Plan (and, if adopted, under the 1997 Stock Incentive Plan), will not be subject to the deduction limit if certain requirements set forth in Section 162(m) are met. The Company believes that its compensation awards to executive officers during fiscal year 1996 under the 1979 Stock Option Plan comply with the requirements of Section 162(m).

                                        Respectfully submitted by the
                                        Compensation Committee
                                             Allen S. Wyett, Chairman
                                             John J. Shields
                                             Carl S. Sloane
                                             Mark S. Wrighton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission (the "Commission") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's stockholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the five year period from December 31, 1991 to December 31, 1996, to the S&P 500 Stock Index and to a "peer group" index over the same period. The "peer group" index consists of the common stock of Calgon Carbon Corporation, Osmonics, Inc., Pall Corporation and United States Filter Corporation. These corporations are involved in various aspects of the water treatment or liquids separations businesses. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1991, and that any cash dividends paid by any constituent company (none have been paid by the Company) were reinvested in the same security.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
    IONICS, INCORPORATED, S&P 500 INDEX AND "PEER GROUP" INDEX OF COMPARABLE
                                   COMPANIES

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)        IONICS, INC.       S&P 500       PEER GROUP
1991                                  100.00          100.00          100.00
1992                                  107.61          150.83           97.10
1993                                  118.41          110.28           87.03
1994                                  120.01          139.44           86.15
1995                                  164.95          193.33          124.83
1996                                  202.73          213.33          138.64

DIRECTOR COMPENSATION

     Each Director who is not an employee of the Company receives an annual retainer of $10,000, plus a fee of $1,000 for each regular board meeting attended. In addition, non-employee Directors also receive a fee of $500 (except for the Chairman, who receives a fee of $1,000) for each meeting of a Committee of the Board they attend, if held on the same day as a Board meeting, or $1,000 per meeting if held on a day on which the Board does not meet.

     Under the Company's 1986 Stock Option Plan for Non-Employee Directors ("1986 Plan"), each person who is not an employee of the Company or any of its subsidiaries and who is elected a Director of the Company is entitled to receive an option for 2,000 shares of Common Stock upon his initial election, and an option to acquire 2,000 additional shares upon completion of each of his next successive years in office. Options granted under the 1986 Plan have an exercise price equal to the market price on the date of grant, do not become exercisable until the expiration of six months from the date of grant, and thereafter may be exercised only during certain "window" periods. Options granted under the 1986 Plan expire ten years after the date of grant, and terminate 30 days after the holder ceases to be a Director, or 90 days following a Director's death.

                             STOCKHOLDER PROPOSALS

     The Corporation's 1998 Annual Meeting is presently expected to be held on May 7, 1998. Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received no later than November 30, 1997, for inclusion in the Corporation's Proxy Statement and proxy for that meeting, except that if the date of the 1998 Annual Meeting is changed by more than 30 calendar days from the presently expected date, the Corporation must receive such proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1996.

                                 OTHER MATTERS

     As of this time, the Board of Directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed Proxy, the persons named in the Proxy will vote the Proxy in accordance with their best judgment as to such matters.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation. In addition to soliciting stockholders by mail, certain of the Corporation's directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and the Corporation will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by directors, officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Corporation does so, it will pay such firm's customary fees and expenses.

                                     By Order of the Board of Directors

                                     STEPHEN KORN, Clerk

Watertown, Massachusetts
March 28, 1997

                                                                       Exhibit A

                              IONICS, INCORPORATED

                           1997 STOCK INCENTIVE PLAN

     1. PURPOSE. The purpose of this Plan is to enable officers and other key employees of, and consultants to, Ionics, Incorporated (the "Company") and any present or future parent or subsidiary of the Company (collectively, "Related Corporations") to (i) own shares of Stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key employees and consultants of particular merit. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

     2. DEFINITIONS. For the purposes of the Plan, the following terms shall have the meanings set forth below:

          (a) Award means the grant or sale pursuant to the Plan of any Stock Options and Long-Term Performance Awards.

          (b) Board means the Board of Directors of the Company.

          (c) Code means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

          (d) Company means Ionics, Incorporated, a corporation organized under the laws of the Commonwealth of Massachusetts (or any successor corporation).

          (e) Disability means "permanent and total disability" as defined under
     Section 22(e)(3) of the Code or any successor statute.

          (f) Effective Date means the date that the Plan is approved by both the Board of Directors of the Company and the stockholders of the Company, and if not approved on the same day, the date of the last approval.

          (g) Fair Market Value means, as of any given date, the last reported sales price of the Stock as reported in The Wall Street Journal for such date, or if no such sale is reported on the last preceding trade date to the sales date, or if the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

          (i) Incentive Stock Option means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          (j) Long-Term Performance Award means an Award made pursuant to
     Section 7 below that is payable in cash and/or Stock in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least one year.

          (k) Non-Qualified Stock Option means any Stock Option that is not an Incentive Stock Option.

          (l) Participant means an employee or consultant to whom an Award is granted pursuant to the Plan.

          (m) Plan means the Ionics, Incorporated 1997 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

          (n) Retirement means a termination of employment, for reasons other than death, which satisfies the requirements for normal, early, late or disability retirement in accordance with the Ionics, Incorporated Retirement Plan or any successor plan.

          (o) Stock means the common stock, $1.00 par value per share, of the Company.

          (p) Stock Option or Option means any option to purchase shares of Stock granted pursuant to Section 6 below.

     In addition the term Change in Control shall have meaning set forth in
Section 8.2.

     3.  ADMINISTRATION

     (a) Board or Committee Administration. The Plan shall be administered by the Board or, subject to paragraph 3(d) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"), which shall initially be the Compensation Committee of the Board. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Award by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under Section 5 to receive Incentive Stock Options) Incentive Stock Options shall be granted, and to whom (from among the class of individuals and entities eligible under Section 5 to receive Non-Qualified Stock Options and Long-Term Performance Awards) Non-Qualified Stock Options and Long-Term Performance Awards may be granted, (ii) determine the time or times at which Awards shall be granted; (iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in Section 6.2(a); (iv) determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Stock Option; (v) determine (subject to Sections 6.2(b) and 6.2(c)) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Awards and the nature of such restrictions, if any; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Stock Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Non-Qualified Stock Option is not treated as an Incentive Stock Option. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

     (b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     (c) Grant of Awards to Board Members. Awards may be granted to members of the Board who are otherwise eligible to receive Awards under the Plan. All grants of Awards to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Awards pursuant to the Plan or (ii) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Awards.

     (d) Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Options granted under the Plan qualify as "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following: (i) if the Board determines that Stock Options granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Options to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code); and (ii) Stock Options and Stock Grants granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Option or the disposition of Stock acquired pursuant to such Stock Option to constitute Performance-Based Compensation.

     4.  SHARES OF STOCK SUBJECT TO THE PLAN.

     (a) Stock. The Stock subject to Awards shall be authorized but unissued shares of Stock or shares of Stock reacquired by the Company in any manner. Subject to adjustment as provided in subsection (c) of this Section 4, the aggregate number of shares of Stock that may be issued pursuant to the Plan shall be (i) 750,000 (which number includes the aggregate number of shares with respect to which no options have been granted under the 1979 Stock Option Plan on the Effective Date), plus (ii) such number of shares as to which options granted under the 1979 Stock Option Plan terminate or expire without being fully exercised, plus (iii) effective as of January 1, 1998 and each of the three successive years thereafter, a number of shares of Stock equal to two percent (2%) of the total number of shares of Stock issued and outstanding as of the close of business on December 31 of the preceding year. Subject to adjustment as provided in subsection (c) of this Section 4, no more than an aggregate of 750,000 shares of Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options granted under the Plan that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 424 of the Code and the regulations thereunder); and no more than an aggregate of 150,000 shares of Stock may be issued in connection with Long-Term Performance Awards granted under the Plan. If any Award granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Award shall again be available for grants of Awards under the Plan.

     No employee of the Company or any Related Corporation may be granted Options (or any other Award) to acquire, in the aggregate, more than 200,000 shares of Stock during any 12-month period under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall be included in the determination of the aggregate number of shares of Stock deemed to have been granted to such employee under the Plan.

     (b) Computation of Available Shares. For the purpose of computing the total number of shares of Stock available for Plan purposes at any time during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this
Section 4 the maximum number of shares of Stock subject to issuance upon exercise of Options or upon settlement of other

Awards theretofore made under the Plan. In addition, however, shares related to the unexercised or undistributed portion of any terminated, expired or forfeited Award for which no material benefit was received by a Participant (e.g. dividends, but not including voting rights), or to the portion of any Award settled in cash, shall be recredited to the number remaining upon such termination, expiration or forfeiture and thereafter again be available for distribution in connection with future Awards under the Plan.

     (c) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options and other Stock-based Awards granted under the Plan, as may be determined to be appropriate by the Committee in its sole discretion provided that the number of shares subject to any Award shall always be a whole number.

     5. ELIGIBILITY. Incentive Stock Options may be granted only to employees of the Company and any Related Corporation. Officers and other key employees of or consultants to the Company, who are responsible for or contribute to, as determined by the Committee in its sole discretion, the management, growth and/or profitability of the business of the Company and/or any Related Corporation are eligible for Awards under the Plan.

     6.  STOCK OPTIONS.

     6.1 Provision for Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee who is an employee of the Company, or of any Related Corporation, Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. In the case of any other person eligible for an Award under the Plan, any Stock Option granted under the Plan shall be a Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
Section 422.

     6.2 Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in Section 424 of the Code) shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date on which the Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in Section 424 of the Code) may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Option.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Sections 6.2(f), 6.2(g) and 8, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

          (d) Method of Exercise. Subject to whatever installment exercise provisions apply pursuant to Section 6.2(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Option is granted.

          If payment of the Option exercise price of a Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Company may require that the Stock has been owned by the Participant for a specified minimum period of time, for the purpose of avoiding any charge to the Company's earnings, limiting the pyramiding of Stock Option exercises, or such other purposes as the Company deems appropriate.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 11.1.

          (e) Transferability. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, provided, however, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts for such family members, or to partnerships in which such immediate family members are the only parties, subject to such limits as the Committee may establish, and the transferee shall remain subject to all of the terms and conditions applicable to such Non-Qualified Stock Options prior to such transfer.

          (f) Termination by Reason of Death. If an optionee's employment by or association with the Company or any Related Corporation terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable at the time of death, or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of 90 days (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g) Termination by Reason of Disability or Retirement. If an optionee's employment by or association with the Company or any Related Corporation terminates by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such 90-day period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 90 days from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h) Other Termination. Unless otherwise determined by the Committee at grant, if an optionee's employment by or association with the Company or any Related Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that in the Committee's sole discretion, based upon such factors as the Committee may deem appropriate, the Committee may specify that such Stock Option may be exercised, to the extent exercisable at termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days (or such shorter period as the Committee shall specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

          (i) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company and any parent or subsidiary corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000. The Company intends to designate any Options granted in excess of the $100,000 limitation as Non-Qualified Stock Options, and the Company shall issue certificates to the optionee with respect to the Options that are Non-Qualified Options and Options that are Incentive Stock Options.

          (j) Cashless Exercise; Satisfaction of Tax Withholdings. To the extent permitted under applicable laws and regulations, at the request of a Participant, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock for which such Option is then exercisable to cover the costs and expenses associated with such exercise and sale. Under any Option, the Committee may permit a Participant to pay any applicable withholding taxes by delivering a sufficient number of previously owned shares of Common Stock to the Company to satisfy such taxes.

     7.  LONG-TERM PERFORMANCE AWARDS

     7.1 Provision for Grant. Long-Term Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long-Term Performance Award, which subject to Section 8 below shall be a period of at least one year, and shall determine the performance objectives to be used in valuing Long-Term Performance Awards and determining the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

     7.2 Periodical Determination of Performance. At the beginning of each Performance Period, the Committee shall determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long-Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

     7.3 Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

     7.4 Termination of Employment. Subject to Section 8 below and unless otherwise provided in the applicable Award agreement(s), if a Participant terminates employment or other association with the Company or any Related Corporation during a Performance Period because of death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable Performance Period (i) based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and (ii) prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the Participant was employed by or associated with the Company and any Related Corporation, all as determined by the Committee, in its sole discretion. However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

     Subject to Section 8 below, if a Participant terminates employment by or association with the Company and any Related Corporation during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to Long-Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

     7.5 Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant.

     8.  CHANGE IN CONTROL PROVISIONS.

     8.1 Consequences of Event. In the event of a Change in Control, in addition to the adjustment provided for in Section 4(c), the Committee may in its discretion determine whether, with respect to all Stock Options granted and Awards made before the Change in Control, the following acceleration and valuation provisions shall apply:

          (a) Any Stock Options awarded under the Plan not previously exercisable shall thereupon become fully exercisable.

          (b) Any outstanding Long-Term Performance Awards shall be paid out in cash within thirty days following the Change in Control based on prorated target results for the Performance Periods in question.

     In case of any reorganization, merger or consolidation of the Company into or with another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, each Stock Option shall be automatically converted into a stock option or other award which covers shares of stock or other securities equivalent in kind and value to the shares or other securities the optionee or holder would have held if the Stock Option or other Award had been exercised or received in full prior to such reorganization, merger, consolidation, sale or conveyance and no disposition thereof had subsequently been made, and the option price under each Stock Option shall be proportionately adjusted.

     8.2 Change in Control. For purposes of this Plan, a "Change in Control" means the happening of any of the following:

          (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that any acquisition by
     (x) any noncorporate shareholder of the Company as of the effective date of the initial registration of an offering of Stock under the Securities Act of 1933, (y) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

          (b) Continuing Directors constitute less than a majority of the Board, where a Continuing Director is (i) each person who was a director of the Company on January 2, 1997, and (ii) each person who subsequently becomes a director of the Company and whose election or nomination was approved by a vote of at least a majority of the Continuing Directors in office at the time of the election or nomination unless that person became a director in connection with an actual or threatened election contest; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not own beneficially, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

          (d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     9. AMENDMENT AND TERMINATION. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company, increase the maximum number of shares of Stock issuable under the Plan or change the description of the individuals eligible to receive Awards. No termination of or amendment to the Plan may adversely affect the rights of a Participant with respect to any Award theretofore granted under the Plan without such Participant's consent.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 above, no such amendment shall (i) decrease the exercise price of an outstanding Stock Option, or (ii) effect the simultaneous cancellation of an outstanding Stock Option and new grant of a replacement Stock Option, or (iii) without the Participant's consent, impair the rights of any Participant.

     10. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of any other general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

     11.  GENERAL PROVISIONS.

     11.1 Investment Representation. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.2 Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.3 No Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Award hereunder, shall confer upon any employee or consultant of the Company or any Related Corporation any right to continued employment or association with the Company and any Related Corporation, nor shall it interfere in any way with the right of the Company and any Related Corporation to terminate the employment or association of any of its employees or consultants at any time.

     11.4 Participant Not to Compete. In consideration of the Company's grant of an Award, a Participant shall agree in the agreement setting forth the terms of such Award that during the period of his employment by or other service with the Company or any Related Corporation, and for a period of at least two (2) years after the date such employment or service terminates, he will not without the consent of the Board accept or perform work for any entity whose business is competitive with the business carried on by the Company and any Related Corporation, or engage in activities which are significantly competitive with the business of the Company and any Related Corporation. In the event a Participant breaches such agreement, the Participant shall forfeit all rights to any unexercised Options or unearned Awards held as of the date of such breach.

     11.5 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     11.6 Payments on Death. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     11.7 GOVERNING LAW. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

     12. Term of Plan. The Plan shall become effective upon the approval of the Plan by the shareholders of the Company. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Plan's approval by shareholders, but Awards theretofore granted may extend beyond that date.

                              IONICS, INCORPORATED
                             1986 STOCK OPTION PLAN
                             ----------------------
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------
                     (As amended through February 19, 1997)
                     --------------------------------------


1.   Purpose of Plan.
     ---------------

     This 1986 Stock Option Plan for Non-Employee Directors (hereinafter called the "Plan") of Ionics, Incorporated (hereinafter called the "Company") is intended to advance the interests of the Company by providing a means of attracting capable and qualified persons to serve as independent Directors, and encouraging such persons to continue to serve as Directors, through ownership of Common Stock of the Company.

2.   Definitions.
     -----------

     2.1 "Optionee" shall mean a person to whom a stock option has been granted under the Plan.

     2.2 "Subsidiary" shall mean a corporation, partnership or other entity whose controlling stock or other ownership interest is owned directly or indirectly by the Company.

3.   Effective Date.
     --------------

     The Plan will become effective immediately upon its adoption by the Board of Directors of the Company, subject, however, to approval by the holders of a majority of the outstanding shares of its capital stock having voting rights and present at the meeting when the matter is acted upon.

4.   Stock Subject to the Plan.
     -------------------------

     Subject to adjustment as provided hereinbelow, the total number of shares of Common Stock, one dollar ($1.00) per share par value (hereinafter "Common Stock"), of the Company for which options may be granted pursuant to the Plan (hereinafter called the "Options" and each singly an "Option") shall not exceed 200,000 shares in the aggregate. Such shares may either be authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company and held as treasury shares. In the event that any Options granted under the Plan shall be surrendered to the Company or shall terminate, lapse or expire for any reason without having been exercised in full, the shares not purchased under such Options shall be available again for the purpose of issuance pursuant to the Plan.

     Each eligible Director shall be granted an Option to acquire 2,000 shares of Common Stock as provided in Section 6, subject to adjustment as provided hereinbelow, for each year of service as a Director of the Company.

     In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares, or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in stock, corresponding adjustments (as determined by the Board of Directors in their sole discretion to be appropriate) shall be made in the number and kind of shares as to which outstanding Options (or portions thereof then unexercised) and Options to be issued in the future pursuant to the terms of this Plan shall be exercisable, such that the proportionate interest of each Optionee shall be maintained as before the occurrence of such event. Such adjustments in outstanding Options shall be made without change in the aggregate total option price of Option then outstanding and unexercised, but with a corresponding adjustment in the option price per share.

5.   Administration of the Plan.
     --------------------------

     The Plan shall be administered by the Board of Directors of the Company or such committee composed of its Directors as may be delegated this duty and function by resolution of the Board of Directors (said Board or said Committee, as the case may be, being hereinafter referred to as the "Administrators"). A majority of the Administrators acting upon a particular matter shall have no personal interest in the Option or matter with which they are concerned.

     Subject to the express provisions of the Plan, the Administrators may (1) construe the respective stock option agreements and the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for administering the Plan, and (2) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option agreement in the manner and to the extent they shall deem expedient to carry it into effect and (3) constitute and appoint a person or persons selected by them to execute and deliver in the name and on behalf of the Administrators all such agreements, instruments and other documents.

6.   Eligibility; Grant of Options.
     -----------------------------

     Only persons who hold office as Directors of the Company and who are not otherwise employees of the Company or of any of its Subsidiaries may be granted an Option under this Plan. Each Director of the Company who is not otherwise an employee of the Company or any Subsidiary shall be granted an Option to acquire 2,000 shares under the Plan with respect to his election to office, and to each year that he continues to serve as a Director of the Company. Each such Director shall be entitled to receive an Option to acquire 2,000 shares under the Plan immediately after the annual meeting of the stockholders at which he is first elected, and an additional Option to acquire 2,000 shares immediately upon completion of each next successive year in office. A Director who assumes office at a time other than an annual meeting of stockholders shall be entitled to receive his initial Option to acquire 2,000 shares under the Plan immediately after the annual meeting of stockholders next following his assumption of office. For purposes of the Plan, a Director shall be considered to have completed a "year in office" on the date of each annual meeting of stockholders while he continues in office; provided, however, that if the interval between any two such annual meetings is greater than 395 days, a Director shall be considered to have completed a "year in office" for purposes of the Plan on the 395th day after the preceding year's annual meeting of stockholders, rather than on the date of the second of the two such annual meetings.

7.   The Option Price.
     ----------------

     The price payable upon exercise of an Option granted hereunder shall be the fair market value at the date of grant of the shares covered by the Option. For purposes of the Plan, if the Common Stock of the Company is listed for trading on the New York Stock Exchange (or any other registered stock exchange), the fair market value of the shares shall be equal to the last sale price for the Common Stock on such exchange on the trading day next preceding the date of grant of an Option.

     The Option exercise price shall be paid (1) in cash, (2) in shares of the Common Stock of the Company already owned by the person exercising the Option, or (3) in any combination of cash and of such shares. In the event that such shares are delivered to pay for all or a portion of the Option exercise price, they shall be valued at the last sale price for the Common Stock on the New York Stock Exchange (or other registered stock exchange) as reported on the date of delivery of the shares in exercise of the Option, and any shares delivered in payment of the Option exercise price shall be free and clear from all restrictions on transfer, claims or purchase rights, except as the Administrators may affirmatively allow.

8.   Nontransferability of Options.
     -----------------------------

     Except as otherwise provided in this Section, no Option granted under the Plan shall be encumbered, assigned or otherwise transferred, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of an Optionee only by him. The Administrators may, in their discretion, authorize all or a portion of the Options granted or to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"),
(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in as manner consistent with this Section, and (y) subsequent transfers of transferred Options shall be prohibited otherwise than by will or the laws of descent and distribution.

     Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 2.1 hereof, the term "Optionee" shall be deemed to refer to the transferee. The provisions regarding duration of Options in Section 9 hereof shall continue to apply with respect to the original Optionee as to all Options granted to such Optionee, whether or not transferred pursuant to this Section.

9.   Duration of Options.
     -------------------

     Each Option shall expire not more than ten (10) years from its date of grant, but shall be subject to earlier termination:

     (a) in the event that the Optionee ceases to be a Director of the Company, an Option may thereafter be exercised by him only to the extent that under Section 10, the right to exercise the Option has accrued and is in effect, and only within the period of thirty (30) days after the Optionee ceases to be a Director; or
     (b) in the event that the Optionee dies while holding office as a Director or within the 30-day period described in paragraph (a), an Option granted to him may thereafter be exercised by his estate or by any person or persons who acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee, to the extent of the full number of shares covered by the Option, regardless of whether the Optionee at the time of this death was entitled to exercise the Option in full, but only within the period of ninety (90) days after his death.

10.  Time and Manner of Exercise.
     ---------------------------

     Options granted under the Plan shall not be exercisable for a period of six
(6) months after their date of grant, but shall be immediately exercisable in full thereafter; provided, however, that (i) options may be exercised only during the periods beginning on the third business day following the date on which the Company releases for publication its annual or quarterly financial reports and ending on the twelfth business day following such date and (ii) no Option shall be exercisable after ten (10) years from the date on which it was granted.

     To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of shares with respect to which the

Option is being exercised, and accompanied by payment in full for such shares in accordance with Section 7. There shall be no such exercise at any one time as to fewer than two hundred (200) shares or all of the remaining shares then purchaseable by the person or persons exercising the Option, if fewer than two hundred (200) shares. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal Massachusetts office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place or manner as may be agreed upon by the Company and the person or persons exercising the Option. Notwithstanding the foregoing, the Company may delay issuance of shares pursuant to an Option until the person exercising the Option has complied with all of the terms and conditions of the Plan and the applicable stock option agreement.

11.  Stock Option Agreement Required.
     -------------------------------

     Each Option granted under the Plan shall be evidenced by a written option agreement (the "Agreement") between the Company and the Optionee, in such form as the Administrators shall determine, which Agreements may but need not be identical, and which shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the Optionee agrees to continue to serve as a Director of the Company during the term for which he was elected, and that during such term he will not, without the written consent of the Company, directly or indirectly, accept employment from, or engage in any work or activities as an employee, officer, director, agent, consultant, partner, proprietor or principal stockholder for any other corporation, person or entity having business substantially competitive to the business in which the Company or its Subsidiaries are then engaged. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrators. No Option shall be granted within the meaning of the Plan, and no purported grant of any Option shall be effective, until such an Agreement shall have been duly executed on behalf of the Company and the Director to whom the Option is to be granted.

12.  Purchase for Investment; Rights of Holder of Subsequent Registration.
     --------------------------------------------------------------------

     Unless the shares to be issued upon exercise of an Option have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares issued to him pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company shall take such action at its own expense and may require reasonable indemnity to the Company and its officers and Directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein, or caused by omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

13.  Listing of Option Stock.
     -----------------------

     So long as the Common Stock of the Company is listed on the New York Stock Exchange or any other stock exchange, the Company shall take necessary steps so that the shares to be issued upon exercise of an Option are listed by such exchange, or will be so listed, upon notice of issuance.

14.  Effect of Option.
     ----------------

     The grant of an Option shall not entitle the Optionee to have or claim any rights of a stockholder of the Company, whether as to dividends, voting rights or otherwise. Neither the grant of an Option nor the making of any Agreement under the Plan shall confirm upon the Optionee any right with respect to continuation of his Directorship, nor shall it affect or restrict the right of the Company or any assuming or succeeding Company to terminate such Directorship at any time.

15.  Termination, Suspension, Amendment or Modification of the Plan.
     --------------------------------------------------------------

     Unless sooner terminated as hereinafter provided, the Plan will terminate at the close of business on May 7, 2002.

     The Board may at any time terminate or suspend the Plan or make such modification or amendment thereof as it deems advisable, PROVIDED, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the Commonwealth of Massachusetts, (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of shares for which Options may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan. In no event, however, may any provision of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) of the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility and who may participate in the Plan, the amount and price of shares for which Options may be granted or the timing of awards), be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an Option previously granted to him.

16.  Merger, Consolidation or Sale of the Entire Business of the Company.
     -------------------------------------------------------------------

     If before the expiration of the Plan, the Company shall merge with, consolidate in or with, or sell all or substantially all of its assets and business to another corporation or entity (other than a company or entity which continues under the control of the same persons who were the stockholders or owners of the Company immediately prior to the event), all Options then outstanding shall become subject to exercise in full as of the effective date of said transaction.

17.  Compliance with Applicable Laws and Regulations.
     -----------------------------------------------

     Upon exercise of any Option granted hereunder, the person exercising the Option shall file any and all reports required of him under the Securities Exchange Act of 1934, as amended, or otherwise.

                             IONICS, INCORPORATED

               65 GROVE STREET, WATERTOWN, MASSACHUSETTS 02172

                PROXY FOR ANNUAL MEETING TO BE HELD MAY 8, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ARTHUR L. GOLDSTEIN and STEPHEN KORN, and each of them, as Proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes both of them, or any one if only one be present, to represent and to vote, as designated below, all the shares of the Common Stock of Ionics, Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act, at the Annual Meeting of Stockholders to be held on May 8, 1997, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

      -----------------------------------------------------------------------
       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.
      -----------------------------------------------------------------------

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

__________________________________         _____________________________________

__________________________________         _____________________________________

__________________________________         _____________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                       1. Election of all four Class II Directors listed below.
____________________________                                                                                          With-  For All
                                                                     AMAUD DE VITRY D'AVAUCOURT                 For   hold   Except
    IONICS, INCORPORATED                                                  WILLIAM E. KATZ                       [ ]    [ ]    [ ]
____________________________                                              DANIEL I.C. WANG
                                                                          MARK S. WRIGHTON

                                                          NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s)
                                                          name(s). Your shares will be voted for the remaining nominee(s).
RECORD DATE SHARES:
401(k) PLAN SHARES:                                                                                             FOR  AGAINST ABSTAIN

                                                       2. Proposal to approve and adopt 1997 Stock              [ ]    [ ]    [ ]
                                                          Incentive Plan.

                                                       3. Proposal to approve amendment to 1986 Stock           [ ]    [ ]    [ ]
                                                          Option Plan for Non-Employee Directors to
                                                          provide limited transferability of options.

                                                       4. Proposal to ratify the selection of Coopers &         [ ]    [ ]    [ ]
                                                          Lybrand L.L.P. as auditors for fiscal year
                                                          ended December 31, 1997.

                                                       5. To consider and act upon such other matters as may properly come before the meeting.


                                      ----------------

Please be sure to sign and date this Proxy.    Date
------------------------------------------------------

---Stockholder sign here--- Co-owner sign here -------

DETACH CARD                                                                                                             DETACH CARD
